EXHIBIT 10(p) Employment Agreement dated October 21, 1991 and Amendments to Employment Agreement dated April 16, 1998 and December 28, 1998 between the Registrant and George V. Zalitis

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into this 21st day of October, 1991, by and between One Price Clothing Stores, Inc., a Delaware corporation with its principal place of business in Spartanburg County, South Carolina, hereinafter referred to as "Employer," and George V. Zalitis, a resident of Huntington, State of New York, hereinafter referred to as "Employee."

                                   WITNESSETH:

   For and in consideration of the mutual covenants and promises of the parties hereto and the benefits inuring to the parties hereto, Employer and Employee agree as follows:

1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, employer employs Employee as its Vice President of Finance and Employee accepts such employment with Employer. The employment hereunder shall commence on the date Employee reports for full time work, and shall continue until terminated as hereinafter provided.

2. TERMINATION. The employment hereunder shall terminate at the will of either party at any time, with or without cause or upon the mutual agreement of the parties hereto.

3. DUTIES OF EMPLOYEE. Employee shall serve Employer faithfully and to the best of his ability. Employee shall devote his full time and efforts to his duties as an employee of Employer.

4.  COMPENSATION AND BENEFITS.

(a) Salary. For all services rendered to Employer under this Agreement, Employer shall pay Employee an annual base salary of not less than $95,000, subject to annual review, payable in bi-weekly installments in accordance with the usual payroll practice of Employer, less all legally required deductions.


(b) Bonus. In addition to the above salary, the Board of Directors of Employer, in its sole discretion, may award to Employee such annual or other bonus as it may determine or as may be applicable in accordance with a bonus or comparable plan which may be adopted by the Board of Directors. Employee shall be entitled to a first year minimum bonus of $5,000, provided Employee is actively employed by Employer at December 27, 1991.

(c) Special Stock Option. Employee shall be granted an option for 12,000 shares of Employer's common stock at the market price on the day of the grant, exercisable twenty (20%) percent annually commencing twelve (12) months from the day of grant.

(d)  Other Benefits.

          (i) During the term of his employment, Employee shall be entitled to participate in all employee benefits as are customarily provided to its officers by Employer, and to participate in such other employee benefits as may from time to time be instituted by Employer's Board of Directors.

          (ii) Employee shall also be entitled to reimbursement of all reasonable hotel, travel, entertainment and other business expenses actually incurred by Employee in the course of Employee's employment upon submission to Employer of satisfactory documentation thereof.

(e)  Moving Expenses.  Employer shall reimburse Employee for:

          (i) Employer agrees to reimburse Employee for air travel up to six (6) round trip airline tickets, other than first-class, to and from Greenville/Spartanburg, SC/New York, NY.
          (ii) Transportation of household goods and effects, and not more than two (2) automobiles. This includes transportation of one (1) boat.

          (iii) Upon reporting for work Employer agrees to reimburse Employee for up to six (6) months for the cost of interim living expenses, such reimbursement to cover lodging only and not food or other expenses. Total cost of interim living expenses not to exceed $4,000.
          (iv) Employer agrees to reimburse Employee for lodging, meals, etc., for a maximum of three (3) trips, which includes the actual moving event and two (2) other trips.

(f) Employer shall pay Employee up to $15,000 of documented expenses for brokerage fees, closing costs, double mortgage payments and any and all other related relocation expenses. This payment will be made within fifteen
     (15) days after submission of a documented statement.

(g) Payments Upon Termination. In the event Employee is terminated by Employer, with or without cause, except for fraud, theft or dishonesty, Employer shall continue Employee's salary following Employee's termination for six
     (6) additional months at the annual base salary in effect at the date of Employee's termination, payable in accordance with Employer's usual payroll practices. In the event Employee voluntarily terminates his employment with Employer, he shall be entitled to no additional payment upon such termination other than any then accrued but unpaid salary, vacation pay, or other normal reimbursement items. In the event Employee shall voluntarily terminate his employment with Employer prior to his first anniversary of employment, Employee shall reimburse Employer fifty (50%) percent of payments received for moving expenses and relocation expense reimbursement set forth in paragraph (e) and paragraph (f) above.

5. CONFIDENTIAL INFORMATION. Employee acknowledges that during his employment he will have access to confidential information belonging to the Employer. Such confidential information shall consist of all information disclosed to Employee as a result of employment by Employer not generally known in the retail business in which Employer is engaged including information concerning Employer's suppliers, including the costs, quantities and types of goods supplied, and the identity of such suppliers; information concerning the Employer's marketing and/or sales strategy or plans; real estate strategy and expansion  plans,  all pricing  information  relating  to  merchandise offered for sale by Employer; customers' list and all information dealing with customers' needs or preferences; all data processing information; all financial information including financial statements, financing plans and forecasts, and any and all information designated or marked as confidential. Employee will not use or disclose, or otherwise make available, such confidential information to any other person or entity without prior express written consent of Employer, either during or following the termination of Employee's employment. Upon termination of employment, Employee shall turn over to Employer all property then in his possession or custody belonging to Employer and shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the affairs of Employer.

6.  NON-COMPETITION.

(a) Upon termination of Employee's employment with Employer, whether voluntary or involuntary and whether with or without cause, Employee will not for a period of three (3) years from date of such termination conduct or engage in, directly or indirectly, alone or jointly, with any other person or corporation as agent, consultant, employee, manager, purchaser, proprietor, stockholder, co-partner, or otherwise, any type of retail apparel business which uses the one price concept or a substantially similar concept, such as a ceiling price point. This restriction applies to the continental United States.

(b) Employee agrees not to employ or cause to be employed any other employee of Employer for a period of three (3) years after Employee's termination of employment. This restriction applies to any type of business which Employee may enter.


7. NOTICES. All notices, consents, changes of address and other communications (hereinafter referred to as "Notice(s)") required or permitted to be made under the terms of this Agreement shall be in writing and shall be (i) personally delivered by an agent of the relevant Party, or (ii) transmitted by postage prepaid, certified or registered mail:


                               To Employer:      One Price Clothing Stores, Inc.
                                                 Post Office Box 2487
                                                 Spartanburg, SC  29304

                               To Employee:      George Zalitis
                                                 Greer, SC

8. WAIVER OF BREACH. The waiver of Employer of a breach by Employee of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by any authorized officer of Employer.

9. ASSIGNMENT. Employee acknowledges that the services to be rendered by Employee are unique and personal. Accordingly, Employee may not assign any of Employee's rights or delegate any of Employee's duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and all be binding upon the Employer, and its successors and assigns.

10. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to Employer that he is under no obligation to or bound by any contract with any person, corporation or other entity which would prohibit or in any way interfere with the performance of his duties and obligations to Employer under this Agreement.

11. SEVERABILITY. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, or the application of each provision to any other fact or circumstances.

12. ENTIRE AGREEMENT, MODIFICATION OR AMENDEMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No modifications or amendment of this Agreement shall be binding upon either party unless it is in writing and executed by the party sought to be charged.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

14. CAPTIONS. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without giving effect to South Carolina's rules of conflicts of law, and regardless of the place or places of its physical execution and performance.

16. ENFORCEMENT. This Agreement may only be enforced in a court of competent jurisdiction in Spartanburg County, South Carolina. Employee agrees to submit to the jurisdiction of a court of competent jurisdiction in Spartanburg County, South Carolina, whether or not then residing in South Carolina. The prevailing party shall be entitled to recover from the other party the cost of any court action, including reasonable attorneys fees.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Witnesses:                                           One Price Clothing Stores, Inc.
/s/  R. S. Waters                                    By:   /s/ Henry D. Jacobs, Jr.      (Seal)
                                                           Henry D. Jacobs, Jr.
/s/ Diane O'Bryant                                         Chairman of Board of Directors
As to Employer                                             "EMPLOYER"

/s/  Ethan S. Shapiro                                      /s/ George V. Zalitis           (Seal)
                                                           George V. Zalitis
/s/   Diane O'Bryant
As to Employee                                              "EMPLOYEE"

First Amendment to Employment Agreement Dated October 21, 1991 by and between One Price Clothing Stores, Inc. and George Zalitis

 ----------------------------------------------------------------



On October 21, 1991, George Zalitis ( "Mr. Zalitis" or "Employee") entered into an employment contract (the "Agreement") with One Price Clothing Stores, Inc. ("One Price" or "Employer"). Consistent with Employee's recent promotion to the position of Senior Vice-President, Planning, Allocation and Distribution, Employer and Employee wish to amend such Agreement as follows:

Section 4(a) of the Agreement, providing for "Compensation and Benefits" is hereby amended to provide for a base salary of $200,000.

The Agreement currently provides for payments upon termination under the first sentence in section 4. (g) as follows:

     "In the event Employee is terminated by Employer, with or without cause, except for fraud, theft, dishonesty, Employer shall continue Employee's salary following Employee's termination for six (6) additional months at the annual base salary in effect at the date of Employee's termination, payable in accordance with Employer's usual payroll practices."

The foregoing section 4. (g) is hereby amended by adding the following sentence immediately after such first sentence in Section 4.
(g) of the Agreement:


     "In addition, provided Employee has diligently pursued another position following his involuntary termination, in the event Employee has not taken a position with another entity (including a position with a company, or partnership, or substantially full-time self employment) by the end of such six months from the date of Employee's involuntary termination, Employer shall pay to Employee up to an additional six ( 6 ) months salary continuation on a bi-weekly basis so long as other employment has not begun, and Employee is continuing to diligently pursue another position. Employer shall be entitled to receive from Employee, upon request, reasonable proof of such diligent effort(s) to pursue another position, failing which, such additional six months of salary shall cease."

In addition to the forgoing amendments, the three year restriction of Section 6. of the Agreement, "NON-COMPETITION" is hereby amended by adding the following language to clarify that:

     "Upon termination, whether voluntary or involuntary, Employee shall not engage in any type of "off-price" retail apparel business whose price points and/or customer base could reasonably be considered in competition with the business of Employer, either now or at the time of termination. Ceiling price points and single price concepts shall be included."

The Agreement is further amended by adding the following new Section 17, which shall provide:

     "In the event of involuntary termination, and in consideration for Employer's agreements hereunder, Employee agrees to execute a release in favor of Employer in form and substance reasonably satisfactory to Employer."

Except as provided for herein by the foregoing amendment, the Agreement shall continue unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 16th day of April, 1998.

One Price Clothing Stores                                     George Zalitis

By:_/s/ Larry I. Kelley                                      /s/ George Zalitis
       Larry I. Kelley                                       "EMPLOYEE"
       President and C.E.O.
       "EMPLOYER"

            Amendment to Employment Agreement Dated October 21, 1991,
                      as Previously Amended April 16, 1998

Reference is made to the Employment Agreement dated as of, October 21,1991, as amended on February 4, 1997 ("Agreement") by and between One Price Clothing Stores, Inc. ("Employer") and George V. Zalitis ("Employee"). The Agreement is hereby amended to add the following new provisions relating to termination of employment by Employee for "good reason" following a "Change of Control" (as hereinafter defined).

     1. The following new Section 4 (h) is add to the Agreement:

     4 (h). Change of Control - In the event the Employee's employment with the Company is terminated by the Employer without Cause, or for "Good Reason" by the Employee, within 24 months after a "Change of Control" of Employer (an "Employment Event"), then Employer shall pay to Employee, in one lump sum, an amount equal to eighteen (18) months severance pay rather than the maximum of twelve (12) months severance pay currently provided for in the Agreement. Termination for "Good Reason" shall be deemed to have occurred, and the Employee shall be entitled to the benefits of this provision, if the Employee voluntarily terminates his employment after 30 days written notice to Employer and following the occurrence of any of the following events, provided a "Change of Control" has occurred: (i) the assignment to the Employee of any duties inconsistent with the highest position (including status, offices, titles and reporting requirements), authority, duties or responsibilities attained by the Employee during the period of his employment with the Employer or any action by the Employer which results in a material diminishment in such position, authority, duties or responsibilities as were in effect immediately prior to the Change in Control; (ii) a decrease in the Employee's compensation (including base salary, bonus or fringe benefits); (iii) relocation by Employer of the Employee more than 50 miles outside of the Greenville /Spartanburg area of South Carolina; or,
(iv) failure of any successor of the Employer to comply with this Agreement. In consideration for the benefits conferred to Employee under this provision, in the absence of an Employment Event Employee agrees to continue his employment, following a Change of Control, for a minimum period of six months.

In addition, should a "Change of Control" occur, all stock options granted by Employer to Employee, and not yet expired as of the date of such "Change of Control," shall become immediately exercisable. In such event, the normal expiration date shall apply to such options, provided, however, that Employee shall have 90 days to exercise such options in the event of termination following an Employment Event.

For purposes hereof, "Change of Control" shall be deemed to have occurred following either of the following two events:

(i) A change in the Board of Directors of the Company, with the result that the members of the Board, as elected by the stockholders of the Company on June 10, 1998 ("Incumbent Director"), no longer constitute a majority of such Board, provided that any person who becomes a director and whose appointment or election was supported by a Majority of the Incumbent Director shall be considered an Incumbent Director for purposes hereof, or,

(ii) The occurrence of Section II (a)(ii) Event, as defined in the Shareholder Rights Agreement, dated November 3, 1994, between Wachovia Bank of North Carolina, N.A., as Rights Agent, and Employer ("Rights Agreement"), provided, however, that for these purposes the applicable percentage for a Change of Control to arise from a change in stock ownership shall be 40% and 20% as provided for in the Rights Agreement.

This Amendment shall be binding upon any successor to the Company.

Except as provided for herein by the foregoing amendment, the Agreement shall continue unchanged in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 28 day of December, 1998.


One Price Clothing Stores, Inc.                       George V. Zalitis
By:      /s/ Larry I. Kelley                          /s/ George V. Zalitis
Title:  President & CEO                                     "EMPLOYEE"